Exhibit 31.1

Certification of Chief Executive Officer

I, Martin B. Bloch, certify that:

1.  I have reviewed this Amendment No. 1 to Annual report on Form 10-K of Frequency Electronics, Inc.; and

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  August 28, 2017

By: /s/ Martin B. Bloch
Martin B. Bloch
Chief Executive Officer